Exhibit 24


                         SOUTH JERSEY INDUSTRIES, INC.
                               POWER OF ATTORNEY


     Each of the undersigned, in his capacity as an officer or director, or both, as the case may be, of South Jersey Industries, Inc., a New Jersey corporation, does hereby appoint Charles Biscieglia, David A. Kindlick and George L. Baulig, and each of them, severally, as his or her true and lawful attorneys or attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer, or both, as the case may be, of said corporation, its Annual Report for the fiscal year ended December 31, 1999 on Form 10-K, pursuant to Section 13 of the Securities Exchange Act of 1934, and any and all amendments thereto and instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission; and does hereby provide that each of said attorneys shall have power to act hereunder with or without the other said attorneys, and shall have full power of substitution and resubstitution and that each of said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities every act whatsoever required to be done in the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

        IN WITNESS WHEREOF, the undersigned have executed this instrument, this 30th day of March 2000.



                                  /s/ Charles Biscieglia
                                  Charles Biscieglia, Chairman of the Board,
                                  President and Chief Executive Officer



                                  /s/ Shirli M. Billings
                                  Shirli M. Billings, Director



                                  /s/ Sheila H. Coco
                                  Sheila H. Coco, Director



                                  /s/ Richard L. Dunham
                                  Richard L. Dunham, Director



                                  _______________________________
                                  W. Cary Edwards, Director




                                                            Exhibit 24


Power of Attorney -- 10-K                                   Page 2 of 2




                                  /s/ Thomas L. Glenn, Jr.
                                  Thomas L. Glenn, Jr., Director



                                  /s/ Herman D. James
                                  Herman D. James, Director



                                  /s/ Clarence D. McCormick
                                  Clarence D. McCormick, Director



                                  /s/ Frederick R. Raring
                                  Frederick R. Raring, Director



                                  /s/ George L. Baulig
                                  George L. Baulig, Vice President &
                                  Corporate Secretary



                                  /s/ David A. Kindlick
                                  David A. Kindlick, Vice President